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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126756) and Form S-8 (Nos. 333-61323, 333-85659,
033-80729, 033-77670, 033-51864 and 333-62626) of Kimco Realty Corporation and
Subsidiaries of our report dated March 3, 2005, except as to Note 6, as to which the date is January 10, 2006, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K of Kimco Realty Corporation, dated February 3, 2006.




/s/ PricewaterhouseCoopers LLP


New York, New York
February 3, 2006


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